Exhibit 11(b)

                               CONSENT OF COUNSEL


     We hereby consent to the use of our name under the caption "General Information - Counsel and Independent Public Accountants" in the Prospectus incorporated by reference in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of The PBHG Funds, Inc. under the Securities Act of 1933 (File No. 2-99810) and Amendment No. 32 under the Investment Company Act of 1940 (File No. 811-04391).


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                         --------------------------------------
                                         Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, PA
May 28, 1998